Exhibit 99.3

Super League Acquires Let’s Bounce, Inc. to Accelerate Full Funnel Marketing within Gaming and UGC Channels

Marketing Tech Platform Expands Capabilities Across Turnkey In-Game Activations, Loyalty Mechanics and Campaign Measurement

Santa Monica, CA – January 7, 2026 – Super League (Nasdaq: SLE) (the “Company”), a leader in playable media trusted by global brands to reach and activate gaming audiences through playable ads and gamified content, announced today the acquisition of Let’s Bounce, Inc. (“Bounce”), a marketing technology company focused on enabling scalable, measurable brand engagement inside gaming and UGC environments. Bounce, with an existing pipeline of opportunities, is expected to have an immediate positive impact on Super League’s path to profitability and ability to deliver enduring shareholder value, enabling more efficient in-game marketing programs, the addition of turnkey loyalty solutions to drive advertiser outcomes, and a roadmap to more automated campaign measurement.

Gaming and UGC content dominates the attention economy for members of Gen Z and Gen Alpha, with 94% and 96% playing video games, respectively. Marketers continue to recognize the depth of engagement within these platforms, but continue to seek more reliable attribution models to justify significant shifts in spend away from traditional digital advertising. Bounce’s platform specifically addresses this gap with products that expand Super League’s ability to deliver repeatable, measurable, turnkey solutions that meet higher standards of performance.

“The sustained growth in how under-40 audiences consume games and gamified content is reshaping the media landscape in a way that directly aligns with Super League’s strategy,” said Matt Edelman, Chief Executive Officer of Super League. “By integrating Bounce into our expanding suite of immersive, mobile, and CTV playable solutions, we are strengthening our ability to deliver scalable, full-funnel campaigns with performance and measurement that meet the expectations of the world’s most demanding marketers.”

Founded in 2023, Bounce has focused on bringing automation, insight, and measurement into gaming — applying principles long established in web, social, and commerce marketing to interactive environments. Over the past two years, the company has worked closely with brands, agencies, and studios in support primarily of marketing programs on Roblox (NYSE: RBLX), the world’s largest immersive gaming and creation platform with more than 151.5 million average daily active users as of September 30, 2025, according to the company’s third quarter 2025 financial results, and 88.7 billion hours engaged in the first three quarters of 2025, according to the 2025 Roblox Replay. Through that work, Bounce has had the opportunity to design a comprehensive infrastructure that is extensible to mobile games and other UGC environments. Integration into Super League’s developer and brand-facing products is expected to increase campaign scale, expand wallet share with existing brand partners, and unlock repeatable revenue opportunities.

Matt Edelman commented, “Marketers are being squeezed from all sides - rising costs on mega-platforms, board-level pressure for AI-driven efficiency, and widespread ad-blocking and ad-skipping. At the same time, consumers are sending a clear signal through their time and attention: they choose games! With Bounce now part of Super League, we are even better positioned to convert that signal into measurable business impact, by delivering advertising experiences rooted in play that make brand dollars work harder, and can bring more value to our shareholders.”

Loyalty and conversion mechanics are increasingly central to how brands measure ROI in gaming: campaigns that attach real-world value to in-game participation have delivered 20% higher product sales, while incentive-driven acquisition programs have seen 30% lower CPA on outcomes like signups and installs. Industry research shows that loyalty mechanics materially improve advertising performance, with loyalty participants driving 12–18% higher annual spend than non-members. Bringing these mechanics natively into playable media across gaming and UGC environments gives Super League a powerful lever to translate attention into attributable results—capturing customers, driving redemption, and compounding value through retention.

“Gaming has moved beyond experimentation,” said Barak Chamo, Co-Founder of Bounce. “Brands today are asking for clarity, repeatability, and performance. Joining Super League allows us to bring what we’ve built over the past two years into a platform with the scale, operational depth, and market leadership required to deliver on those expectations.”

Bounce Co-Founders, Barak Chamo and Jasper Degens, will join Super League as Directors of Product and Engineering, respectively.

Barak Chamo is a product leader and an entrepreneur focused on interactive technology and consumer engagement. He previously co-founded Strata and has worked across the US and Asia, building products at the intersection of gaming, retail, and analytics. Barak holds a Master’s degree from NYU’s Interactive Telecommunications Program (ITP).

Jasper Degens is a technology leader with over a decade of experience building and leading teams globally. He co-founded Strata, innovating at the intersection of marketing and playable technologies, and led the development of large-scale interactive installations for the acclaimed art collective teamLab. He continues exploring how emerging technologies create meaningful connections between audiences, brands, and interactive spaces.

Messrs. Chamo and Degens will each be issued an inducement grant, pursuant to NASDAQ Rule 5635(c)(4), in the amount of 331,609 shares of common stock and in conjunction with their employment by Super League. The inducement grant is subject to satisfaction of certain vesting conditions.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding the private placement, including expected proceeds, Super League’s ability to maintain compliance with the Listing Rules of the Nasdaq Capital Market, statements regarding expected operating results and financial performance (including the Company’s commitment to and ability to achieve Adjusted EBITDA-positive results in Q4), strategic transactions and partnerships, and capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to adequately utilize the funds received recent financings; the Company’s ability to execute on cost reduction initiatives and strategic transactions; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; the Company’s ability to maintain compliance with Nasdaq Capital Market continued listing standards; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The company creates moments that matter by placing brands directly in the path of play through playable ads and gamified content across mobile, web, CTV, social, and the world’s largest immersive gaming platforms. Powered by proprietary technologies, an award-winning development studio, and a vast network of native creators, Super League enables brands to stand out culturally, inspire loyalty, and drive measurable impact in today’s attention-driven economy. For more information, visit superleague.com.

About Bounce

Bounce is a marketing technology company focused on enabling scalable, measurable brand engagement inside gaming and UGC environments through turn-key integrations, loyalty mechanics, and analytics. https://www.letsbounce.gg/

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us